UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2015

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32593 (Commission File Number)	74-3140887 (I.R.S. Employer Identification Number)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 0254-9161

(Address of principal executive offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2015, Global GP LLC (the “General Partner”), the general partner of Global Partners LP (the “Partnership”) entered into a new employment agreement with each of Daphne H. Foster (the “Foster Agreement”) and Mark Romaine (the “Romaine Agreement”) (the Foster Agreement and Romaine Agreement together referred to herein as, the “Employment Agreements”).

Employment Agreements with Daphne H. Foster and Mark Romaine

The Foster Agreement supersedes and replaces the Executive Change of Control Agreement by and between the General Partner and Ms. Foster, dated as of July 1, 2013 and the Romaine Agreement supersedes and replaces the Executive Change of Control Agreement by and between the General Partner and Mr. Romaine, dated as of July 1, 2013. Under the Foster Agreement, Ms. Foster will remain Chief Financial Officer of the General Partner. Under the Romaine Agreement, Mr. Romaine will remain Chief Operating Officer of the General Partner. The Employment Agreements provide that Ms. Foster and Mr. Romaine will have the powers and duties and responsibilities as are customary to such positions and as are assigned to them by the Board of Directors of the General Partner (the “Board”) or the Chief Executive Officer and President of the General  Partner  in connection with their service as Chief Financial Officer and Chief Operating Officer, respectively.

Each Employment Agreement provides for an initial term that commences on November 1, 2015 and ends on December 31, 2017 (the “Initial Term”). In the event that an Employment Agreement is renewed for one or more additional periods, each of the Initial Term and any renewal periods under the applicable Employment Agreement is referred to as the “Term.” Each Employment Agreement includes a non-competition provision, a non-solicitation provision and a confidentiality provision, which generally will each continue for two years following termination of employment.

The Employment Agreements provide Ms. Foster and Mr. Romaine with (i) an annualized base salary of $400,000 in the case of Ms. Foster and $500,000 in the case of Mr. Romaine, each subject to an annual increase, if any, as the compensation committee of the Board (the “Compensation Committee”) may approve; (ii) participation in the Partnership’s short-term annual cash incentive plan (described below) at an annual target of 75% of Ms. Foster’s annualized base salary and 100% of Mr. Romaine’s annualized base salary; and (iii) eligibility to participate in the Partnership’s Long-Term Equity-Based Incentive Plan (the “LTIP”).  Ms. Foster and Mr. Romaine are also entitled to participate in the General Partner’s health insurance, 401(k) and other employee benefit plans in accordance with the terms of such plans and the General Partner’s policies and on the same general basis as other employees of the General Partner.

The Employment Agreements may be terminated at any time by either party with proper notice. If Ms. Foster’s or Mr. Romaine’s employment is terminated for any reason, the executive will receive payment through the date of termination of (i) any earned, but unpaid, base salary as then in effect, (ii) all earned, but unpaid, bonuses, and (iii) all accrued vacation, expense reimbursements and other benefits (other than severance benefits, except as provided below) due in accordance with the established General Partner plans and policies or applicable law (the “Accrued Obligations”).

If Ms. Foster’s or Mr. Romaine’s employment is terminated by the General Partner without “Cause” or by Ms. Foster or Mr. Romaine for “Constructive Termination” (each quoted term as defined in the Employment Agreements), the executive shall be entitled to receive an amount equal to the product of (x) the sum of (i) the base salary, then in effect, plus (ii) if such termination occurs within 12 months following  a “Change in Control” (as defined in the Employment Agreements), an amount equal to the target incentive amount under the then applicable short-term incentive plan for the fiscal year in which the termination occurs (y) multiplied by two (2) (the “Severance Amount”).  In addition, the General Partner shall provide health care continuation coverage benefits to the executive and would continue to pay the applicable percentage of the medical insurance premiums that it pays for active employees during the applicable coverage period (not to exceed 18 months). Further, if Ms. Foster’s or

Mr. Romaine’s employment is terminated by the General Partner without Cause or by Ms. Foster or Mr. Romaine for Constructive Termination at any time within three months before a Change in Control and 12 months following a Change in Control, then, in addition to the foregoing payments and benefits, the executive will receive 100% accelerated vesting on any and all outstanding options, restricted units, phantom units, unit appreciation rights, and other similar rights (under the LTIP or otherwise) held by the executive on the date of termination.

If Ms. Foster’s or Mr. Romaine’s employment is terminated by the General Partner for “Cause,” by the executive voluntarily (for reasons other than Constructive Termination) or by reason of death, the executive shall receive the Accrued Obligations.

The General Partner is obligated to reimburse Ms. Foster and Mr. Romaine for any and all federal excise taxes and penalties (other than penalties imposed as a result of Ms. Foster’s or Mr. Romaine’s actions or penalties under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), and any taxes imposed upon such reimbursement amounts, including, but not limited to, any federal, state and local income taxes, employment taxes, and other taxes, if any, which may become due pursuant to the application of Section 4999 of the Code on any payments to Ms. Foster or Mr. Romaine in connection with the Employment Agreements.

Short-Term Annual Cash Incentive Plan. Pursuant to the Employment Agreement, Ms. Foster and Mr. Romaine are each entitled to participate in an annual short-term cash incentive plan with any cash incentive amounts earned for a fiscal year to be determined based upon the achievement of financial metrics established by the Compensation Committee. Ms. Foster’s annual target cash incentive amount under the plan is 75% of annualized base salary and the annual maximum cash incentive amount that may be awarded to Ms. Foster under the plan is 150% of annualized base salary. Mr. Romaine’s annual target cash incentive amount under the plan is 100% of annualized base salary and the annual maximum cash incentive amount that may be awarded to Mr. Romaine under the plan is 200% of annualized base salary. The applicable targets, metrics (including any thresholds) and formula will be established by the Compensation Committee in the first calendar quarter of each fiscal year. Any amounts earned or awarded under the plan shall be paid within 2½ months of the end of the fiscal year for which the cash incentives were earned or awarded.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibit

10.1                        Employment Agreement dated November 1, 2015, by and between Global GP LLC and Daphne H. Foster.

10.2                        Employment Agreement dated November 1, 2015, by and between Global GP LLC and Mark Romaine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

By:	Global GP LLC
its general partner

	By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

Date:  November 10, 2015

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement dated November 1, 2015, by and between Global GP LLC and Daphne H. Foster.

10.2	Employment Agreement dated November 1, 2015, by and between Global GP LLC and Mark Romaine.